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                                                                   EXHIBIT 10.10


                            IXC COMMUNICATIONS, INC.
                      OUTSIDE DIRECTORS' PHANTOM STOCK PLAN
                                1999 RESTATEMENT

         1. PURPOSES.

                 (a) The purpose of the IXC Communications, Inc. Outside Directors' Phantom Stock Plan ("Plan") is to provide stock-based compensation payable in cash, stock or a combination thereof to Outside Directors of IXC Communications, Inc. ("Company") to better attract, retain and reward Outside Directors and, accordingly, to strengthen the mutuality of interests between Outside Directors and the Company's stockholders by providing Outside Directors with a proprietary interest in pursuing the Company's long-term growth and financial success.

                 (b) Because the Plan only benefits Outside Directors, it is intended that the Plan be exempt from the Employee Retirement Income Security Act of 1974 ("ERISA").

         2. EFFECTIVE DATE. The Plan was originally effective on July 2, 1996. This 1998 Restatement of the Plan is effective for Class Years beginning on or after July 31, 1998.

         3. DEFINITIONS. For purposes of this Plan, each of the following terms shall have the meanings set forth below:

                 (a) "Account" means the unfunded account established for each Participant.

                 (b) "Annual Stockholders' Meeting" means the annual meeting of the Stockholders at which the members of the Board of Directors are elected.

                 (c) "Board of Directors" means the Board of Directors of IXC Communications, Inc.

                 (d) "Change in Control" means any of the following:

                        (i) The date of consummation of the sale of all or
                 substantially all of the assets of the Company;

                        (ii) The date of completion of a successful tender offer
                 for greater than fifty percent (50%) of the outstanding capital stock of the Company; or

                        (iii) The date of consummation of a merger or
                 consolidation of the Company with any other corporation in which the parties who were Stockholders immediately preceding such merger or consolidation will not hold a majority of the


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                 outstanding capital stock of the surviving corporation (whether or not the Company is the surviving corporation) immediately after such merger or consolidation.

                 (e) "Class Year" means the period commencing on the Outside Director's Participation Commencement Date and ending on the date that is three hundred sixty-five (365) days after the most recent Annual Stockholders' Meeting, or the date of the next Annual Stockholders Meeting, whichever is sooner.

                 (f) "Committee" means the committee designated in accordance with Section 4 below that is responsible for the administration of the Plan.

                 (g) "Common Stock" means the common stock of the Company or any security issued in substitution, exchange, or in lieu thereof.

                 (h) "Company" means IXC Communications, Inc., a Delaware corporation, or any successor corporation.

                 (i) "Director" means a member of the Board of Directors of the Company.

                 (j) "Disabled" means permanent and total disability, as defined in Internal Revenue Code Section 22(e)(3).

                 (k) The "Fair Market Value" of Common Stock shall be determined in accordance with the general rules stated in Subparagraph (i) below and the special rules stated in Subparagraph (ii) below.

                        (i) The following general rules shall apply for
                 valuation purposes.

                               (A) If the Common Stock is admitted to trading or
                        listed on a national securities exchange, its Fair Market Value shall be the last reported sale price on that day regular way, or if no such reported sale takes place on that day, the average of the last reported bid and ask prices on that day regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed.

                               (B) If the Common Stock is not listed or admitted
                        to trading on any national securities exchange, its Fair Market Value shall be the last sale price regular way on that day reported on the Nasdaq National Market ("Nasdaq National Market") of the Nasdaq Stock Market ("NSM") or, if no such reported sale takes place on that day, the average of the closing bid and ask prices regular way on that day.

                               (C) If the Common Stock is not traded or listed
                        on a national securities exchange or included in the Nasdaq National Market, its Fair


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                        Market Value shall be the last reported sale price on
                        that day regular way, or if no such reported sale takes place on that day, the average of the closing bid and ask prices regular way on that day reported by the NSM, or any comparable system on that day.

                               (D) If the Common Stock is not described in (i),
                        (ii) or (iii) above, its Fair Market Value shall be the last reported sale price on that day regular way, or if no such reported sale takes place on that day, the closing bid and ask prices regular way on that day as furnished by any member of the National Association of Securities Dealers, Inc. ("NASD") selected from time to time by the Company for that purpose.

                 If the national securities exchange, Nasdaq National Market, NSM, or NASD (whichever is applicable), is closed on such date, the "Fair Market Value" shall be determined as of the last preceding day on which the Common Stock was traded or for which bid and ask prices are available.

                        (ii) Notwithstanding the provisions of Subparagraph (i)
                 above, the following special valuation rules shall apply.

                               (A) The Fair Market Value of Common Stock for
                        purposes of calculating the number of shares that are deemed to be purchased with a Participant's Fixed Credit under Section 8 below or the amount of the cash benefit payable to the Participant under Sections 10 and 11 below will be the average value of the Common Stock for the five (5) trading days preceding the relevant date.

                               (B) In the case of a Change in Control, the Fair
                        Market Value of the Common Stock shall be the value of the consideration paid for it in the transaction that effects the Change in Control.

                 (l) "Fixed Credit" means the amount that is credited to the Participant's Account pursuant to the rules of Section 7 below for services rendered as an Outside Director.

                 (m) "Inside Director" means a Director who is also an employee of the Company or of one of its subsidiaries.

                 (n) "Outside Director" means a Director who is not an employee of the Company or of one of its subsidiaries.

                 (o) "Participant" means an Outside Director who has an Account in the Plan.


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                 (p) "Participation Commencement Date" means the date that an
         Outside Director commences participation in the Plan, as determined in accordance with Section 5 below. An Outside Director's Participation Commencement Date will be determined separately for each Class Year.

                 (q) "Plan" means this IXC Communications, Inc. Outside Directors' Phantom Stock Plan, as it may be amended from time to time.

                 (r) "Stockholders" mean the stockholders of the Company.

         4. ADMINISTRATION.

                 (a) This Plan shall be administered by a committee ("Committee") composed of Inside Directors and may consist of one or more individuals.

                 (b) It is expressly intended that this Plan be treated as a formula plan for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act") so that the approval of the Plan by the Board of Directors constitutes the approval of all grants under the Plan.

                 (c) The Committee may conduct its meetings in person or by telephone. A majority of the members of the Committee shall constitute a quorum, and any action shall constitute the action of the Committee if it is authorized by:

                        (i) A majority of the members present at any meeting
                 conducted in accordance with the Company's bylaws; or

                        (ii) The unanimous consent of all of the members in
                 writing without a meeting.

                 (d) The Committee is authorized to interpret this Plan and to adopt rules and procedures relating to the administration of this Plan. All actions of the Committee in connection with the interpretation and administration of this Plan shall be binding upon all parties.

                 (e) The Committee is expressly authorized to make such modifications to this Plan as are necessary to effectuate the intent of this Plan as a result of any changes in the tax, accounting, or securities laws treatment of the Participants, the Plan or the Company.

         5. PARTICIPATION.

                 (a) The persons eligible to participate in this Plan shall be limited to Outside Directors.


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                 (b) Each Outside Director shall automatically commence
         participation in the Plan upon his or her Participation Commencement Date, determined in accordance with the following rules.

                        (i) In the case of an individual who is elected to the
                 Board of Directors at the Annual Stockholders' Meeting, the Participation Commencement Date shall be the date of that meeting.

                        (ii) In the case of an individual who is appointed to
                 the Board of Directors, the Participation Commencement Date shall be the effective date of the appointment.

                        (iii) In the case of an individual who ceases to be an
                 Inside Director and becomes an Outside Director, the Participation Commencement Date shall be the date of the termination of the individual's employment with the Company or a subsidiary.

         6. ACCOUNTS.

                 (a) For each Class Year, each Participant's Account will be credited with the Participant's Fixed Credit, determined in accordance with Section 7 below.

                 (b) The Fixed Credit will be deemed to be credited to a Participant's Account on the individual's Participation Commencement Date.

         7. FIXED CREDIT.

                 (a) The amount used to establish the Fixed Credit for a Class Year shall be twenty thousand dollars ($20,000).

                 (b) In the case of any individual whose Participation Commencement Date does not coincide with the Annual Stockholders' Meeting, the Participant's Fixed Credit will be reduced by multiplying it by a fraction, the numerator of which is (i) the number of days between the Participation Commencement Date and the date one year after the most recent Annual Stockholders' Meeting and the denominator of which is (ii) three hundred sixty- five (365).

         8. INVESTMENTS.

                 (a) The amount deemed to be credited to a Participant's Account for a Class Year will be the maximum number of whole and partial shares of Common Stock that could be purchased with the Participant's Fixed Credit for the Class Year, based on the Fair Market Value of the Common Stock on the individual's Participation Commencement Date.


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                 (b) If the Company pays cash dividends on its shares of Common
         Stock, each Participant's Account shall be credited with a deemed dividend payment on the shares credited to the Participant's Account using the dividend per share amount established by the Company.

                 (c) Any cash dividends that are deemed to be paid on the shares of Common Stock held in a Participant's Account will be deemed to be used to purchase additional whole and partial shares of Common Stock. The Fair Market Value of the Common Stock for this purpose will be determined pursuant to Section 3(k)(ii) above as of the date on which the dividends are paid.

         9. VESTING.

                 (a) Each Participant shall earn a vested right to the amount of shares deemed to be credited to the Participant's Account for a Class Year on a monthly basis, over the remaining term of the Class Year, starting on the individual's Participation Commencement Date.

                 (b) A Participant will cease vesting in the shares deemed to be credited to the Participant's Account for a Class Year if the Participant becomes an Inside Director, so that the Participant will forfeit the nonvested portion of the Participant's Account attributable to that Class Year as of the date the Participant becomes an Inside Director.

                 (c) If a Participant ceases serving as a Director prior to the last day of a Class Year for a reason other than death or Disability, the Participant will forfeit the nonvested portion of the Participant's Account attributable to that Class Year on the date the Participant ceases to serve as a Director. If the cessation is caused by the Participant's death or Disability, the Participant's interest in the Participant's Account will become fully vested on the date of the Participant's death or Disability.

                 (d) Any additional shares of Common Stock deemed to be acquired during the Class Year (e.g., as a result of cash or stock dividends paid on Common Stock) shall be subject to the vesting rules of this
         Section 9, treating such additional shares as if they had been acquired on the individual's Participation Commencement Date of the applicable Class Year.

         10. TIMING OF BENEFIT PAYMENTS.

                 (a) The entire vested amount in a Participant's Account attributable to a Class Year shall be paid to the Participant as soon as reasonably practicable following the third Annual Stockholders' Meeting that occurs after the individual's Participation Commencement Date based on the Fair Market Value of the Common Stock as determined pursuant to Section 3(k)(ii) above. Notwithstanding the foregoing, if a Participant elects to receive any


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         or all of its benefits for a Class Year in the form of Common Stock, then such Common Stock shall be issued to the Participant as soon as reasonably practicable following the end of the Class Year or at such earlier time when the Participant becomes fully vested in such Common Stock.

                 (b) In the event that the Participant dies or becomes Disabled before the date specified in Paragraph (a) above, the entire amount of the Participant's benefit under the Plan (i.e., the amount attributable to all Class Years) will be paid as soon as reasonably practicable after that date, but in no event later than ninety (90) days after that date, based on the Fair Market Value of the Common Stock on the date of the Participant's death or Disability (whichever is applicable) as determined pursuant to Section 3(k)(ii) above.

                 (c) Except as provided in Paragraph (b) above or in Section 12 below, no benefits will be payable at the time of termination of a Participant's status as a Director, but, rather, the Participant's benefit will be paid solely in accordance with Paragraph (a) above.

         11. FORM OF BENEFIT PAYMENTS.

                 (a) Benefits will be paid in the form of a lump sum distribution of cash equal to the Fair Market Value of the Common Stock deemed to be held in the Participant's Account on the date of the event on which the amount of the benefit is to be determined.

                 (b) Notwithstanding the foregoing, effective for Class Years beginning after July 31, 1998, a Participant may elect to have all or any portion of its benefits associated with a particular Class Year payable in the form of Common Stock in accordance with such rules and procedures as the Committee may prescribe. This election, once made, is irrevocable. Any fractional shares associated with any benefits paid in the form of Common Stock will be rounded to the nearest whole number of shares.

                 (c) Any Participant who has an account balance on July 31, 1998 may take a one-time election in accordance with such rules and procedures as the Committee may prescribe, no later than December 31, 1998, that all or any portion of the amounts in the Participant's Account (including amounts attributable to prior Class Years) be paid in the form of Common Stock. This election, once made, is irrevocable. To the extent the shares were vested at the time the election was made, those shares will be distributed as soon as reasonably practicable following December 31, 1998. To the extent that the shares were not vested, they will be distributed as soon as reasonably practicable following vesting.

         12. EFFECT OF CHANGE IN CONTROL.

                 (a) Notwithstanding anything in this Plan to the contrary, upon a Change in Control:


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                        (i) All Accounts shall become fully vested as of that
                 date; and

                        (ii) All benefits under the Plan shall become payable as
                 soon after that date as is reasonably practicable, but in no event later than ten (10) business days after that event.

                 (b) If the Participant had not previously elected that some or all of his or her benefit be paid in the form of Common Stock, the benefit will be paid in the form of cash. To the extent that the Participant had elected that his or her benefit be paid in the form of Common Stock, the benefit will be paid in the form of consideration paid for the Common Stock in the transaction.

         13. DESIGNATION OF BENEFICIARY. In the event of the death of a Participant prior to the date on which the Participant's entire benefit under the Plan is paid, the benefit (or the remaining portion thereof) shall be paid to the Participant's estate, unless the Participant has designated a beneficiary in accordance with such rules and procedures as the Committee may prescribe.

         14. PAYEES UNDER A LEGAL DISABILITY. If any payee is a minor, or if the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due the payee, the Committee may have the payment made to the person (or persons or institution) whom it believes is caring for or supporting the payee. Any such payment shall be a payment for the benefit of the payee and shall be a complete discharge of any liability under the Plan to the payee.

         15. PAYMENT OF BENEFITS. All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to that of the Participant's estate or of the Participant's designated beneficiary, whichever is applicable). Each Participant shall be responsible for furnishing the Committee with his or her current address and that of his or her beneficiary (if applicable).

         16. CHANGES IN CAPITALIZATION. In the event of any change in the capitalization of the Company affecting its Common Stock (e.g., a stock split, reverse stock split, stock dividend, recapitalization, combination, or reclassification), the Committee shall make such adjustments as it may deem appropriate to the aggregate number of shares of Common Stock deemed to be held in Participants' Accounts.

         17. NON-TRANSFERABILITY OF GRANTS. Benefits under this Plan are not assignable or transferable except by will or the laws of descent and distribution.

         18. FUNDED STATUS OF BENEFITS.

                 (a) The Plan is intended to be an unfunded deferred compensation arrangement, with the benefits payable, when due, by the Company out of its general assets.


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                 (b) All rights created under the Plan shall be mere unsecured contractual rights of Participants against the Company.

                 (c) Nothing in this Plan shall in any way diminish any rights of a Participant to pursue his or her rights as a general creditor of Company with respect to his or her benefits under the Plan.

         19. AMENDMENT AND TERMINATION. The Board may amend or terminate this Plan at any time.

         20. NO ADDITIONAL RIGHTS.

                 (a) Neither the adoption of this Plan nor the participation of any Outside Director in this Plan shall:

                        (i) Affect or restrict in any way the power of the
                 Company to undertake any corporate action otherwise permitted under applicable law; or

                        (ii) Confer upon any Participant the right to continue
                 performing services for the Company as a Director, nor shall it interfere in any way with the right of the Stockholders to terminate the services of any Participant as a Director at any time, with or without cause.

                 (b) No Participant shall have any rights as a stockholder with respect to any shares of Common Stock payable pursuant to the terms of this Plan until the date a certificate for such shares has been issued to the Participant.

         21. SECURITIES LAW RESTRICTIONS. No shares of Common Stock shall be issued under this Plan unless the Company shall be satisfied that the issuance will be in compliance with applicable federal and state securities laws, as well as the rules of any stock exchange (or other securities market) on which the Common Stock is traded. Notwithstanding anything in the Plan to the contrary, in no event will the Company issue more than 25,000 shares of Common Stock under the Plan until the Company receives stockholder approval of the Plan. The limitation of the preceding sentence shall be applied in a manner so as to comply with Nasdaq MarketPlace Rule 4460(i)(1)(A).

         22. INDEMNIFICATION. To the maximum extent permitted by law, the Company shall indemnify each member of the Board, as well as any other employee of the Company with duties under this Plan, against any and all liabilities and expenses (including any amount paid in judgment or settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual's duties under this Plan, unless the losses are due to the individual's gross negligence or lack of good faith.

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         23. GOVERNING LAW. This Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.


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